UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2020, Predictive Oncology Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with InventaBioTech, Inc. (“Seller”), Soluble Therapeutics, Inc. (“Soluble”), and BioDtech, Inc. (“BioDtech”) (collectively, with Soluble, the “Subsidiaries,” and, collectively with Soluble and Seller, the “Selling Parties”), and simultaneously completed the acquisition of substantially of the assets owned by and used or useful in the business of the Subsidiaries (the “Purchased Assets”) upon the terms and conditions contained therein (the “Transaction”). In exchange, the Company provided consideration in the form of: (i) issuing 125,000 shares of its common stock, par value $0.01, to Seller and Seller’s designees (the “Transaction Shares”); (ii) releasing all obligations owed under that certain Security Agreement, dated as of September 15, 2017, by and between the Company, f/k/a Skyline Medical Inc. (“Skyline”) and Seller, f/k/a CytoBioscience, Inc. (“CBI”) (the “Security Agreement”) and deeming satisfied of all amounts that remain due and owing and other obligations under that certain Promissory Note, dated as of January 24, 2018, by and between the Company, f/k/a Skyline, and Seller, f/k/a CBI (the “Promissory Note”); and (iii) releasing and waiving all claims, obligations, rights, suits, damages, remedies, and liabilities that Buyer, or Buyer’s Affiliates, may have against the Selling Parties or agents, representatives, or employees thereof, based in whole or in part upon any act, omission, transaction, agreement, event, or other occurrence taking place on or before May 15, 2020.

Prior to the completion of the Transaction, approximately $1.29 million remained due and owing by Seller under the Promissory Note, which, pursuant to the Security Agreement, was secured by certain intellectual property and equipment useful in contract research organization (“CRO”). The Transaction will provide the Company with the ability to fully utilize the intellectual property and equipment securing the Promissory Note, as well as additional intellectual property and equipment owned by BioDtech, all of which has expansive CRO applications. The Company plans to use the Purchased Assets to develop vaccines or treatments useful in preventing or remedying various illnesses.

Upon issuance, one hundred percent (100%) of the Transaction Shares were deposited and held in escrow, with 25,000 Transaction Shares to be released to Seller and Seller’s designees upon the six month anniversary of the Agreement, 25,000 Transaction Shares to be released upon the nine month anniversary of the Agreement, and the remaining Transaction Shares to be released on the one year anniversary of the Agreement. Transaction Shares may be released and returned to Buyer for reimbursement in the event that Buyer must defend against claims arising out the Agreement or otherwise made by third-parties critical to the operation of the Purchased Assets. Buyer is also entitled to reclaim 10,000 Transaction Shares if, within six (6) months of the date of the Agreement, Buyer is unable to successfully obtain ownership of all of Soluble’s right, title, and interest under a certain license agreement dated as of July 1, 2010, by and between Soluble and the UAB Research Foundation.

The Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The forgoing description of the Agreement and the Transaction contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Agreement.

A press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The shares issued to Seller and Seller’s designees were not registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated May 27, 2020, by and among InventaBioTech, Inc., Soluble Therapeutics, Inc., BioDtech, Inc., and Predictive Oncology Inc.

99.1	Press Release dated June 2, 2020

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: June 2, 2020